UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 17, 2004

Anscott Industries, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of Incorporation)	000-26513 (Commission File Number)	86-0000714 (IRS Employer ID No.)

26 Haynes Drive, Wayne, New Jersey
973-696-7575
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

 (Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

(a)     Previous Independent Auditors:

(i)      Effective June 17, 2004, Madsen & Associates CPA's, Inc. ("Madsen") was dismissed as the independent auditor for the Company and Marcum & Kliegman, was appointed as the new independent auditor for the Company.

(ii)      Madsen issued its Report of Independent Public Accountants related to Anscott's financial statements for fiscal year ended March 31, 2003. Management of Anscott is unaware of any disagreements with Madsen related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. For the most recent fiscal year and any subsequent interim period through Madsen's dismissal on June 17, 2004, there has been no disagreement between the Company and Madsen's on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Madsen's would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(iii)      The Registrant's Board of Directors participated in and approved the decision to change independent accountants.

(iv)      There have been no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Madsen would have caused them to make reference thereto in their report on the financial statements.

(v)      The Company requested that Madsen furnish it with a letter addressed to the SEC stating whether it disagrees with the above statements. A copy of the letter to the SEC, dated June 17, 2004 is filed as an Exhibit (c) to the Form 8-K filed with the SEC on June 17, 2004.

(vi)      During the two most recent fiscal years and the interim period subsequent to June 17, 2004, there have been no reportable events with Madsen as set forth in Item 304(a)(i)(v) of Regulation S-K.

(b)     New Independent Accountants:

(i)      The Company engaged, Marcum & Kliegman LLP, New York, New York as its new independent auditors as of June 17, 2004. Prior to such date, the Company, except with regard to the observation of the Company's inventory on April 1, 2004 by Marcum & Kliegman, LLP, did not consult with Marcum & Kliegman LLP regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Marcum & Kliegman LLP, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

7.     Financial Statements and Exhibits

(a)	None
(b)	None
(c)	Letter from Madsen & Associates, CPA's Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSCOTT INDUSTRIES, INC.

By:	/s/ Jack Belluscio
Jack Belluscio President

June 17, 2004